UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT	06877
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) John Pappas Employment Agreement

On January 12, 2012, The Chefs’ Warehouse, Inc. (the “Company”) entered into an amended and restated employment agreement with John Pappas, its Vice Chairman, to reduce Mr. Pappas’s base salary to $250,000 and reset the term of his employment to a three-year term from the date of the amended and restated employment agreement with automatic extensions of the term for successive one-year terms unless either party to the agreement elects not to renew the agreement at least 60 days prior to the end of the term. Other than the changes to Mr. Pappas’s base salary and term of employment, the amended and restated employment agreement is unchanged from his original employment agreement.

The foregoing summary is qualified in its entirety by reference to the amended and restated employment agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The Chefs’ Warehouse, Inc. 2012 Cash Incentive Plan

On January 12, 2012, the Compensation Committee of the Company approved the Company’s 2012 Cash Incentive Plan (the “2012 Plan”), which is a sub-plan of the Company’s 2011 Omnibus Equity Incentive Plan (the “2011 Omnibus Plan”). The 2012 Plan is administered by the Compensation Committee of the Company. Subject to the terms of the 2012 Plan, the Compensation Committee of the Company has full power and authority to determine the eligible participants under the 2012 Plan and the applicable performance thresholds and the performance measurements that apply to each award.

The Compensation Committee of the Company determined that all of the Company’s executive officers, including those that were identified in the Company’s Registration Statement on Form S-1 filed in connection with the Company’s initial public offering as the Company’s named executive officers, are eligible to participate in the 2012 Plan. The Compensation Committee determined that for Christopher Pappas, the Company’s Chief Executive Officer and President, John Pappas, the Company’s Vice Chairman, and James Wagner, the Company’s Chief Operating Officer, performance measurements for 2012 will be based solely on corporate goals relating to fully diluted earnings per share and revenue, each of which will be weighted equally. For all other participants, performance measurements for 2012 will be based on a combination of corporate goals relating to fully diluted earnings per share and revenue, each of which will be weighted equally, as well as individual performance goals. The 2012 Plan provides the Compensation Committee with full authority to amend, suspend or waive such rules and regulations it deems appropriate in administering the 2012 Plan.

For the Company’s 2012 fiscal year, the Compensation Committee has set target awards under the 2012 Plan for each of the individuals identified as the Company’s named executive officers in its Registration Statement on Form S-1 filed in connection with the Company’s initial public offering. For Messrs. C. Pappas, J. Pappas and Wagner, the 2012 target award under the 2012 Plan is 100% of annual base salary. For Kenneth Clark, the Company’s Chief Financial Officer and Assistant Secretary, and Frank O’Dowd, the Company’s Chief Information Officer, the 2012 target award under the 2012 Plan is 50% of annual base salary. The maximum payout under the 2012 Plan with respect to the foregoing named executive officers is 200% of the target. Except for payouts to Messrs. C. Pappas and J. Pappas, any payout exceeding 100% of an individual’s target will be paid in restricted stock which will vest on the first anniversary of the date of grant.

The foregoing summary is qualified in its entirety by reference to the 2012 Plan, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Equity Awards to Named Executive Officers

On January 12, 2012, the Compensation Committee of the Company granted a combination of performance-based restricted shares (“Performance Restricted Shares”) and time-based restricted shares (“Time-Based Restricted Shares”) to each of Messrs. Wagner, Clark and O’Dowd, pursuant to the 2011 Omnibus Plan.

The Performance Restricted Shares vest in equal one-third increments each year based upon the Company’s achievement of certain performance targets related to audited fully diluted earnings per share (“EPS”) for the fiscal years ending December 28, 2012, December 27, 2013 and December 26, 2014. Should the restrictions with respect to the Performance Restricted Shares not lapse for a particular performance period because the Company’s EPS for the fiscal year applicable to that performance period is not met, the restrictions with respect to those Performance Restricted Shares may lapse in subsequent years if the Company’s EPS for any subsequent fiscal year within the three-year period equal or exceed the EPS amount required for the forfeiture restrictions with respect to the Performance Restricted Shares associated with that fiscal year to lapse.

If the holder of Performance Restricted Shares terminates service as an employee of the Company for any reason, all Performance Restricted Shares not yet vested will be forfeited, unless such termination is the result of death or Disability (as defined in the 2011 Omnibus Plan), in which case all the unvested Performance Restricted Shares will immediately vest. In the event of a Change in Control (as defined in the 2011 Omnibus Plan) of the Company, the Compensation Committee shall determine the extent to which the Performance Restricted Shares shall vest, which determination may include (i) forfeiture of all Performance Restricted Shares, (ii) vesting of all Performance Restricted Shares, or (iii) partial vesting of the Performance Restricted Shares, based on time, actual performance or any other criteria in the sole discretion of the Compensation Committee.

The Compensation Committee granted Messrs. Wagner, Clark and O’Dowd 6,556, 7,212 and 6,163 Performance Restricted Shares, respectively. Messrs. C. Pappas and J. Pappas were not awarded any Performance Restricted Shares.

The Time-Based Restricted Shares vest in equal one-fourth increments as of the first through fourth anniversary dates of the grant date. If the holder of Time-Based Restricted Shares terminates service as an employee of the Company for any reason, all Time-Based Restricted Shares not yet vested will be forfeited, unless such termination is the result of death or Disability (as defined in the 2011 Omnibus Plan), in which case all the unvested Time-Based Restricted Shares will immediately vest. In the event of a Change in Control (as defined in the 2011 Omnibus Plan) of the Company, the restrictions on all unvested Time-Based Restricted Shares will lapse immediately prior to the Change in Control; provided, that if the awards granting the Time-Based Restricted Shares are assumed in the Change in Control transaction under the terms set forth in the 2011 Omnibus Plan, the Restricted Period (as defined in the time-based restricted share award agreement) shall run according to the schedule set forth in the time-based restricted share award agreement, except that in the event of the termination of employment of the holder of the Time-Base Restricted Shares within one year following the Change in Control, if the holder’s employment with the Company (or its successor) is terminated by (A) the holder for Good Reason (as defined in the 2011 Omnibus Plan), or (B) the Company for any reason other than for Cause (as defined in the 2011 Omnibus Plan), then the Restricted Period shall terminate with respect to 100% of the Time-Based Restricted Shares.

The Compensation Committee granted Messrs. Wagner, Clark and O’Dowd 4,371, 4,808 and 4,108 Time-Based Restricted Shares, respectively. Messrs. C. Pappas and J. Pappas were not awarded any Time-Based Restricted Shares.

The foregoing summary of the material terms of the Performance Restricted Shares and Time-Based Restricted Shares is qualified in its entirety by reference to (i) the Form of Performance Restricted Share Award Agreement (Officers and Employees) filed herewith as Exhibit 10.3 and (ii) the Form of Restricted Share Award Agreement (Officers and Employees) previously filed as Exhibit 10.17 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, each of which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed or furnished, as applicable, herewith to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated January 12, 2012, by and between The Chefs’ Warehouse, Inc. and John Pappas

10.2	The Chefs’ Warehouse, Inc. 2012 Cash Incentive Plan

10.3	Form of Performance Restricted Share Award Agreement (Officers and Employees)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel

Date: January 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated January 12, 2012, by and between The Chefs’ Warehouse, Inc. and John Pappas

10.2	The Chefs’ Warehouse, Inc. 2012 Cash Incentive Plan

10.3	Form of Performance Restricted Share Award Agreement (Officers and Employees)